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                                                                    EXHIBIT 23.4




                         CONSENT OF INDEPENDENT AUDITOR



I hereby consent to the use in this Registration Statement on Form S-4 of Conestoga Enterprises, Inc. of my independent auditor's reports (i) dated February 22, 1996 on my audit of the financial statements of Buffalo Valley Telephone Company as of December 31, 1995 and 1994 and the three years in the period ended December 31, 1995. I also consent to the reference to me under the caption "Experts."



                                         William R. Maslo
                                         Reading, Pennsylvania

                                         April 5, 1996